Q3 FY23 Earnings Release	Page 1 of 5

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports 4% Third Quarter Fiscal Year 2023 Revenue Growth; Delivers Significant Operating Leverage and Strong EPS Growth

SEATTLE, WA - July 24, 2023 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its third quarter of fiscal year 2023.
“In an environment that remains challenged by macroeconomic uncertainty, our team is executing well, delivering third-quarter revenue at the midpoint of our guidance range and earnings per share well above the high end of our guidance range,” said François Locoh-Donou, F5’s President and CEO. “We are seeing some early signs of demand stabilization, as customers look to F5 to help them secure and optimize the applications and APIs that power their businesses.”
Third Quarter Performance Summary
Third quarter fiscal year 2023 revenue grew 4% from the year ago period, to $703 million, up from $674 million in fiscal year 2022. Global services revenue grew 8% from the year-ago period while product revenue grew 1%, reflecting 5% systems revenue growth and software revenue that was down 3% from the year-ago period.
GAAP gross profit for the third quarter of fiscal year 2023 was $561 million, representing GAAP gross margin of 79.8%. This compares with GAAP gross profit of $544 million in the year-ago period, which represented GAAP gross margin of 80.6%. Non-GAAP gross profit for the third quarter of fiscal year 2023 was $579 million, representing non-GAAP gross margin of 82.5%. This compares with non-GAAP gross profit of $561 million in the year-ago period, which represented non-GAAP gross margin of 83.2%.
GAAP operating profit for the period was $104 million, representing GAAP operating margin of 14.7%. This compares with GAAP operating profit of $107 million in the year-ago period, which represented GAAP operating margin of 15.9%. Non-GAAP operating profit for the period was $233 million, representing non-GAAP operating margin of 33.2%. This compares to non-GAAP operating profit of $194 million in the year-ago period, which represented non-GAAP operating margin of 28.8%.
GAAP net income for the third quarter of fiscal year 2023 was $89 million, or $1.48 per diluted share compared to $83 million, or $1.37 per diluted share, in the third quarter of fiscal year 2022. Non-GAAP net income for the third quarter of fiscal year 2023 was $194 million, or $3.21 per diluted share, compared to $155 million, or $2.57 per diluted share, in fiscal year 2022.

Q3 FY23 Earnings Release	Page 2 of 5

GAAP Measures
	Q3 FY2023	Q3 FY2022
Revenue	$703M	$674M
Gross profit	$561M	$544M
Gross margin	79.8%	80.6%
Operating profit	$104M	$107M
Operating margin	14.7%	15.9%
Net income	$89M	$83M
EPS	$1.48	$1.37

Non-GAAP Measures
	Q3 FY2023	Q3 FY2022
Gross profit	$579M	$561M
Gross margin	82.5%	83.2%
Operating profit	$233M	$194M
Operating margin	33.2%	28.8%
Net income	$194M	$155M
EPS	$3.21	$2.57
A reconciliation of GAAP to non-GAAP measures is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
“Over the last several years, through the combination of organic innovation, acquisitions and technology integration, we have created a converged portfolio uniquely capable of simplifying the complexities our customers face operating today’s hybrid, multi-cloud IT environments,” continued Locoh-Donou. “We are delivering the gross margin improvement and operating leverage we committed to, and we are confident in our ability to achieve our target of double-digit non-GAAP earnings growth for fiscal year 2023,”
For the fourth quarter of fiscal year 2023, F5 expects to deliver revenue in the range of $690 million to $710 million, with non-GAAP earnings in the range of $3.15 to $3.27 per diluted share.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, July 24, 2023, at 4:30 pm ET. The live webcast is accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (877) 407-0312. Outside the U.S. and Canada, dial +1 (201) 389-0899. Please call at least

Q3 FY23 Earnings Release	Page 3 of 5
5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding F5’s future financial performance including revenue, revenue growth, gross margins, operating leverage, earnings growth, future customer demand and spending, markets, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; continued disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, restructuring charges, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is

Q3 FY23 Earnings Release	Page 4 of 5
adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives, and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred charges in connection with the exit of facilities as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.

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For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 is a multi-cloud application services and security company committed to bringing a better digital world to life. F5 partners with the world’s largest, most advanced organizations to secure and optimize apps and APIs anywhere—on premises, in the cloud, or at the edge. F5 enables organizations to provide exceptional, secure digital experiences for their customers and continuously stay ahead of threats. For more information, go to f5.com. (NASDAQ: FFIV)
You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies. F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$677,498	$758,012
Short-term investments	13,109	126,554
Accounts receivable, net of allowances of $5,172 and $6,020	439,518	469,979
Inventories	46,102	68,365
Other current assets	537,557	489,314
Total current assets	1,713,784	1,912,224
Property and equipment, net	171,147	168,182
Operating lease right-of-use assets	204,196	227,475
Long-term investments	5,887	9,544
Deferred tax assets	271,171	183,365
Goodwill	2,288,678	2,259,282
Other assets, net	464,293	516,122
Total assets	$5,119,156	$5,276,194
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$65,499	$113,178
Accrued liabilities	274,255	309,819
Deferred revenue	1,149,787	1,067,182
Current portion of long-term debt	—	349,772
Total current liabilities	1,489,541	1,839,951
Deferred tax liabilities	3,883	2,781
Deferred revenue, long-term	641,647	624,398
Operating lease liabilities, long-term	250,077	272,376
Other long-term liabilities	76,505	67,710
Total long-term liabilities	972,112	967,265
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 59,296 and 59,860 shares issued and outstanding	32,519	91,048
Accumulated other comprehensive loss	(21,936)	(26,176)
Retained earnings	2,646,920	2,404,106
Total shareholders’ equity	2,657,503	2,468,978
Total liabilities and shareholders’ equity	$5,119,156	$5,276,194

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net revenues
Products	$328,175	$326,482	$1,009,314	$967,149
Services	374,467	348,006	1,096,881	1,028,663
Total	702,642	674,488	2,106,195	1,995,812
Cost of net revenues (1)(2)(3)(4)
Products	87,940	73,558	286,590	226,454
Services	53,743	57,175	165,754	165,711
Total	141,683	130,733	452,344	392,165
Gross profit	560,959	543,755	1,653,851	1,603,647
Operating expenses (1)(2)(3)(4)
Sales and marketing	207,202	226,731	673,383	689,592
Research and development	128,765	138,737	412,451	404,846
General and administrative	64,775	70,823	201,802	205,038
Restructuring charges	56,648	—	65,388	7,909
Total	457,390	436,291	1,353,024	1,307,385
Income from operations	103,569	107,464	300,827	296,262
Other income (expense), net	2,896	(6,221)	10,335	(10,586)
Income before income taxes	106,465	101,243	311,162	285,676
Provision for income taxes	17,489	18,224	68,348	52,862
Net income	$88,976	$83,019	$242,814	$232,814

Net income per share — basic	$1.48	$1.38	$4.04	$3.85
Weighted average shares — basic	59,977	59,965	60,133	60,450

Net income per share — diluted	$1.48	$1.37	$4.02	$3.80
Weighted average shares — diluted	60,314	60,460	60,463	61,345

Non-GAAP Financial Measures
Net income as reported	$88,976	$83,019	$242,814	$232,814
Stock-based compensation expense	56,472	61,875	183,385	189,761
Amortization and impairment of purchased intangible assets	13,876	12,701	39,130	44,988
Facility-exit costs	1,527	1,750	5,066	8,010
Acquisition-related charges	1,327	10,224	16,109	40,081
Restructuring charges	56,648	—	65,388	7,909
Tax effects related to above items	(25,173)	(14,427)	(55,337)	(58,587)
Net income excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$193,653	$155,142	$496,555	$464,976

Net income per share excluding stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$3.21	$2.57	$8.21	$7.58

Weighted average shares - diluted	60,314	60,460	60,463	61,345

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,297	$7,203	$22,516	$22,089
Sales and marketing	22,561	25,572	75,171	79,938
Research and development	16,297	17,502	53,528	54,318
General and administrative	10,317	11,598	32,170	33,416
	$56,472	$61,875	$183,385	$189,761

(2) Includes amortization and impairment of purchased intangible assets as follows:
Cost of net revenues	$10,984	$9,960	$30,902	$29,878
Sales and marketing	2,672	2,389	7,451	13,780
General and administrative	220	352	777	1,330
	$13,876	$12,701	$39,130	$44,988

(3) Includes facility-exit costs as follows:
Cost of net revenues	$150	$62	$501	$1,155
Sales and marketing	481	546	1,630	2,183
Research and development	542	627	1,720	2,755
General and administrative	354	515	1,215	1,917
	$1,527	$1,750	$5,066	$8,010

(4) Includes acquisition-related charges as follows:
Cost of net revenues	$45	$96	$212	$291
Sales and marketing	349	2,493	2,513	12,266
Research and development	330	5,479	5,331	17,170
General and administrative	603	2,156	8,053	10,354
	$1,327	$10,224	$16,109	$40,081

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	June 30,
	2023	2022
Operating activities
Net income	$242,814	$232,814
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	183,384	189,761
Depreciation and amortization	83,173	88,398
Non-cash operating lease costs	29,977	29,071
Deferred income taxes	(85,091)	(28,956)
Impairment of assets	3,455	6,175
Other	2,137	585
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	31,507	(116,137)
Inventories	22,263	(21,732)
Other current assets	(47,488)	(106,070)
Other assets	13,231	(50,400)
Accounts payable and accrued liabilities	(79,608)	(33,398)
Deferred revenue	98,054	136,872
Lease liabilities	(34,200)	(38,707)
Net cash provided by operating activities	463,608	288,276
Investing activities
Purchases of investments	(1,789)	(58,514)
Maturities of investments	103,513	178,372
Sales of investments	16,085	120,564
Acquisition of businesses, net of cash acquired	(35,049)	(67,911)
Purchases of property and equipment	(38,802)	(25,117)
Net cash provided by investing activities	43,958	147,394
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	59,497	63,681
Repurchase of common stock	(290,041)	(500,023)
Payments on term debt agreement	(350,000)	(15,000)
Taxes paid related to net share settlement of equity awards	(11,369)	(18,907)
Net cash used in financing activities	(591,913)	(470,249)
Net decrease in cash, cash equivalents and restricted cash	(84,347)	(34,579)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,729	(3,633)
Cash, cash equivalents and restricted cash, beginning of period	762,207	584,333
Cash, cash equivalents and restricted cash, end of period	$681,589	$546,121
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$40,619	$44,115
Cash paid for interest on long-term debt	2,970	4,287
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$10,544	$614